Exhibit 8.1

January 23, 2025

Bellevue Life Sciences Acquisition Corp.

10900 NE 4th Street, Suite 2300

Bellevue, WA 98004

Ladies and Gentlemen:

We have acted as United States tax counsel to Bellevue Life Sciences Acquisition Corp., a Delaware corporation (the “Company”) in connection with the merger contemplated by the Amended and Restated Business Combination Agreement dated as of May 23, 2024, by and among the Company, OSR Holdings Co., Ltd., a corporation organized under the laws of the Republic of Korea (“OSR Holdings”), each stockholder of OSR Holdings that executes a Participating Stockholder Joinder thereto (each such person, a “Participating Company Stockholder”), and each stockholder of OSR Holdings that executes a Non-Participating Stockholder Joinder thereto (each such person, a “Non-Participating Company Stockholder”, and together with the Participating Company Stockholders, the “OSR Holdings Stockholders”) (the “A&R BCA”). This opinion is being delivered in connection with the Registration Statement of the Company on Form S-4, File No. 333-280590, filed with the Securities and Exchange Commission (the “Commission”), as amended and supplemented through the date hereof (the “Registration Statement”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Registration Statement.

In providing our opinion, we have examined the A&R BCA, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, (vii) that the Business Combination will be consummated in compliance with the A&R BCA, and (viii) that the parties have no plan or intention to waive or modify, and have not waived or modified, any of the material terms or conditions in the A&R BCA. If any of the above-described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the A&R BCA or the Registration Statement, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Our opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and on administrative interpretations, judicial decisions and regulations thereunder as in effect on the date of this letter. These authorities are subject to change, which could be retroactive, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed below.

Based on such facts, assumptions and representations and subject to the limitations and qualifications set forth herein and in the Registration Statement, it is our opinion that the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as it summarizes U.S. federal income tax law, is accurate in all material respects.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the A&R BCA or the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Business Combination, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events.

This opinion is furnished to you solely in connection with the Business Combination, as described in the A&R BCA and the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to use of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name therein. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act of 1933 (the “1933 Act”) or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP